                        FORM OF SECTION 906 CERTIFICATION

                                                              EX-99.906CERT MAIL

David P. Marks, President, and Mary E. Hoffmann, Treasurer, of Ultra Series Fund (the "Registrant"), to the best of their knowledge, each certify that:

1. The Registrant's periodic report on Form N-Q for the period ended September 30, 2006 (the "Form N-Q") fully complies with the requirements of Rule 30a-3(c) of the Investment Advisers Act of 1940, as amended; and

2. The information contained in the Form N-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRESIDENT                               TREASURER


/s/ David P. Marks                      /s/ Mary E. Hoffmann
-------------------------------------   ----------------------------------------
David P. Marks                          Mary E. Hoffmann

Date: 11/20/06                          Date: 11/20/06